Exhibit 10.04

SEVERANCE COMPENSATION AGREEMENT

This Severance Compensation Agreement (this “Agreement”) is made as of the 14th day of May 2012, and is made between SWK Holdings Corporation, a Delaware corporation (the “Company”) and Paul V. Burgon, an individual (the “Employee”).  The Company and the Employee are collectively referred to as the “Parties” and each as a “Party.”

WHEREAS, the Employee is employed as the Company’s Interim Chief Financial Officer;

WHEREAS, due to a diminution of the Employee’s duties from full time to part time, and the relocation of the Company’s headquarters, Employee intends to resign his employment;

WHEREAS, the Company and the Employee desire to enter into a written agreement regarding the terms of termination of the Employee’s employment; and

WHEREAS, for purposes of this Agreement, “termination of employment” means a “separation from service” as defined under Treasury Regulations Section 1.409A-1(h).

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are acknowledged, the undersigned agree as follows:

1.           Termination; Part-Time Salary. The Employee’s employment with the Company will terminate upon the earlier of (a) delivery of 60 days’ written notice by the Company or the Employee to the other party or (b) May 15, 2013 (the date of such termination, the “Separation Date”).

2.           Release. Within sixty (60) days of the Separation Date, the Employee will execute and deliver to the Company a general waiver and release of claims in a form substantially similar to Exhibit A attached to this Agreement (the “Release”).

3.           Severance Benefits.  Upon the date the Release becomes effective and irrevocable in its entirety, the Employee shall be entitled to receive the following (collectively, the “Severance Benefits”):

(a)         The Company shall pay the Employee an amount equal to $125,000.00, minus the sum of (i) $6,250.00 multiplied by the number of months in the period beginning July 1, 2012 and ending on the Separation Date (pro-rated for partial months) that the Employee opted to receive his full-time annual salary of $175,000.00, and (ii) all required tax withholdings or other required deductions (the “Severance Payment”).  The Severance Payment shall not be considered “compensation” for purposes of determining any benefits provided under any pension, savings, or other benefit plan maintained by the Company.

(b)         The Company shall enter into a restricted stock award agreement in a form substantially similar to Exhibit B attached to this Agreement (the “Restricted Stock Award Agreement”).

(c)          The Company shall reimburse the Employee, on a monthly basis, in arrears, for the premium cost of COBRA continuation coverage under the Company’s group medical insurance plan (only to the extent of the employer portion of the premium cost for similarly situated active employees in the Company’s group medical insurance plan) until the earlier of (x) the date the Employee becomes eligible for group medical insurance coverage as the result of the Employee accepting another position with a new employer other than NightWatch Capital Advisors, LLC (“Nightwatch”) and (y) June 30, 2013; provided, that the Employee agrees to notify the Company by registered mail, return receipt requested, within five (5) business day of becoming eligible for group medical insurance coverage as the result of the Employee accepting another position with a new employer other than NightWatch.  The Employee shall be solely responsible for the remainder of the premium cost of COBRA continuation coverage.  Notwithstanding the foregoing, in the event the Employee, at his discretion, elects before June 30, 2013 to obtain group medical insurance coverage through or sponsored by NightWatch, the Company agrees to reimburse the Employee, on a monthly basis, the premium cost of such insurance coverage at a rate no greater than the premium costs of COBRA continuation coverage that the Company would otherwise by obligated to pay under this Section 3(c).

(d)         The Company shall pay the Employee for all accrued pay and unused and accrued vacation as of June 30, 2012.

4.           Part-Time Salary. Unless the Employee elects to receive his full-time salary of $175,000.00 and reduce the Severance Payment as set forth in Section 3(a), the Employee’s annual salary beginning July 1, 2012 will be $100,000.00.

5.           Full Payment of Wages/Unused Vacation. After the Company has provided the benefits set forth in Section 3 of this Agreement, the Employee will have been paid all wages, salary, bonus, commissions, or other compensation, including pay for accrued but unused vacation time, and will have received all stock options, to which the Employee is entitled.  The Employee agrees that the consideration in this Agreement is adequate for the Release described in Section 2.

6.           Non-disparagement. The Employee agrees not to disparage the Company, or its past and present investors, officers, directors or employees, or any of their affiliates. The Company agrees to instruct its investors, officers, directors and employees holding the title of vice-president, managing director or equivalent or higher, or any of its affiliates, not to disparage the Employee.

7.           Non-Cooperation.  To the fullest extent permitted by law, the Employee will not cooperate with, or assist, any person or entity in any complaint, claim or action filed with any federal, state or local court or governmental agency, or any demand for arbitration asserted, against the Company (collectively, the “Legal Proceedings”).  The Employee agrees not to discuss, comment, give, or prepare, any writing involving any issue arising out of, or related to, any Legal Proceedings in which the Company is, or shall become, involved without first having been so authorized in writing by the Company’s Board of Directors (the “Board”) or by virtue of process issued by a court of competent jurisdiction.  Nothing in this Agreement is intended to prevent the Employee from testifying or otherwise participating in any Legal Proceedings after the Employee has been served with either a subpoena or court order compelling the Employee’s participation. In the event that the Employee is issued process by a court of competent jurisdiction, the Employee agrees to notify immediately the Company and, if requested, to meet with the Company’s attorneys before discussing, testifying, commenting, giving or preparing any writing.  This Section 6 does not apply to any Legal Proceedings in which the Employee is a party.

8.           Cooperation.  Upon the receipt of reasonable notice from the Company (including outside counsel), the Employee agrees that while employed by the Company and thereafter for a period of eighteen (18) months, the Employee will respond and provide information with regard to matters in which the Employee has knowledge as a result of the Employee’s employment with the Company, and will provide reasonable assistance to the Company and its representatives in defense of any claims that may be made against the Company, and will assist the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to the period of the Employee’s employment with the Company (collectively, the “Claims”).  The Employee agrees to promptly inform the Company if the Employee becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company.  The Employee also agrees to promptly inform the Company (to the extent that the Employee is legally permitted to do so) if the Employee is asked to assist in any investigation of the Company (or its actions) or another party attempts to obtain information or documents from the Employee (other than in connection with any litigation or other proceeding in which the Employee is a party-in-opposition) with respect to matters the Employee believes in good faith to relate to any investigation of the Company, regardless of whether a lawsuit or other proceeding has then been filed against the Company with respect to such investigation, and shall not do so unless legally required.  During the pendency of any litigation or other proceeding involving Claims, the Employee shall not communicate with anyone (other than the Employee’s attorneys and tax and/or financial advisors and except to the extent that the Employee determines in good faith is necessary in connection with the performance of the Employee’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company without giving prior written notice to the Company.  [The Company shall compensate the Employee at the rate of $100 per hour for all hours spent complying with this Section 7 during any calendar month following the termination of Employee’s employment in which Employee’s compliance with this Section 7 exceeds ten (10) hours.]  Upon presentation of appropriate documentation, the Company shall pay or reimburse the Employee for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by the Employee in complying with this Section 7.

9.           Confidentiality and Non-Disclosure.  The Employee acknowledges that all Confidential Information (as defined below) is the property of the Company. Therefore, the Employee agrees that, except as required by law or court order, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board.  The Employee shall deliver to the Company at the Separation Date, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information and the business of the Company or its affiliates which he may then possess or have under his control. For purposes of this Agreement, “Confidential Information” means all observations and data, no matter the form, obtained by the Employee while employed by the Company concerning the business or affairs of the Company or its affiliates, including, without limitation, any business plans, practices and procedures, pricing information, profit or loss figures, information relating to customers and clients. Confidential Information does not include information that becomes generally known to and available for use by the public other than as a result of the Employee’s acts or omissions to act or, except as covered by non-disclosure agreements with third parties, information that relates to any person or entity that was the subject of merger and acquisition activities explored by the Company and declined by the Board in the thirty (30) months prior to the date hereof (an “Excluded Entity”).  The Company specifically acknowledges and agrees that it shall not be a violation of this Agreement for the Employee to have contract with an Excluded Entity.

10.         Non-Solicitation.  The Employee agrees that for a period commencing on the date hereof and ending on the two year anniversary of the Separation Date (the “Restricted Period”), the Employee will not, without written consent of the Board, directly or indirectly contact, approach or solicit, for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person, other than John F. Nemelka and Laurel Martinelli, who is or has been employed or retained by the Company, or induce or attempt to induce any current or former customer, supplier or other business relation of the Company into any business relationship which would materially harm the Company’s business.

11.         Standstill.  The Employee agrees that during the Restricted Period, he will not (a) advise, assist, encourage, or provide information to, any individual or entity seeking to influence the management of the Company through acquisition of the Company’s debt or equity securities and (b) make, or directly or indirectly participate in, any solicitation of proxies, or otherwise solicit stockholders of the Company, for the approval of any stockholder proposal.

12.         Non-Admission of Liability.  The Parties agree that nothing in this Agreement shall be deemed or construed at any time to be an admission by either Party of any improper or unlawful conduct.

13.         Miscellaneous.

13.1       Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

13.2       Complete Agreement.  This Agreement, the Release and the Restricted Stock Award Agreement embody the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter of this Agreement in any way.

13.3       Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.4       Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement shall bind and inure to the benefit of and be enforceable by the Employee and the Company, and their respective successors and assigns; provided that rights and obligations of the Employee under this Agreement shall not be assigned without the Company’s prior written consent.

13.5       Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.  The parties hereby irrevocably and unconditionally submit in any legal action or proceeding arising out of or relating to this Agreement to the exclusive jurisdiction of the courts located in Utah County, State of Utah, U.S.A., or the United States District Court for the District of Utah and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court.

13.6       Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Employee.

13.7       No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against either Party.

13.8       Headings.  The section headings in this Agreement are inserted merely for the convenience of reference only and shall not be used to construe, affect or modify the terms of any term of this Agreement.

[Signatures on following page]

The Parties have executed and delivered this Severance Compensation Agreement as of the date first stated above.

/s/ Paul V. Burgon
Paul V. Burgon

SWK HOLDINGS CORPORATION

By: /s/ John F. Nemelka
Name:
Title:

EXHIBIT A

Form of Release

I, the undersigned employee, together with my administrators, agents, executors, heirs, trustees, successors and assigns, forever waive and release all legal claims and causes of action against SWK Holdings Corporation, its current and former officers, directors, managers and shareholders (hereafter, for purposes of this Release, the “Company”) related to or arising from my employment with and termination of employment from the Company, in exchange for the Severance Benefits (as defined in my Severance Compensation Agreement, dated as of __________, 2012) (the “Release”).

As part of this Release, I waive my right to pursue any lawsuits relating to discrimination against the Company in regards to my employment and termination of employment based upon my gender, race, color, national origin, religion, age, disability or any other protected class arising under Title VII of the Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Utah Anti-Discrimination Act and any and all other federal, state, county or city government employment discrimination laws inasmuch as is permissible under each law.

I understand that this Release does not prevent me from filing a charge of discrimination with the Equal Employment Opportunity Commission or the Utah Anti-Discrimination and Labor Division. However, by signing this Release, I hereby waive any right to receive any compensation or damages if I prevail in such a claim.  I also agree not to authorize any other person or entity, including any governmental agency, to seek individual remedies for me against the Company.  Notwithstanding anything in this Release to the contrary, in the event that I receive any proceeds of or payments from any such claim, such proceeds and/or payments shall be remitted and paid to the Company.

This Release also includes, but is not limited to, waiving the right to pursue any claims or legal actions against the Company relating to my employment and termination of employment brought under the National Labor Relations Act, the Fair Labor Standards Act, and the Occupational Safety and Health Act, and all other federal, state, county and city government employment laws inasmuch as is permissible under each law.

This Release also includes, but is not limited to, waiving the right to pursue any civil tort or contract claims against the Company relating to my employment and termination of employment.

I have not filed any complaints, claims, actions or charges against the Company with any federal, state or local court or governmental agency, or any demands for arbitration, for any matters hereby released.

I understand that this Release of claims applies only to claims arising before the date this document is signed, and not to claims that may arise after the signing of this Release.

I acknowledge that in accordance with the Age Discrimination in Employment Act, the Company has provided the opportunity for me to consider the terms of this agreement for at least twenty-one (21) days before signing it; and that if I have signed and returned this document prior to the expiration of twenty-one days, I have done so voluntarily and have therefore declined my right to consider the agreement for the full twenty-one day period. I acknowledge that I have been informed that I may revoke my signature within seven (7) days of signing this document and void this agreement. This Release shall be effective and irrevocable in its entirety on the eighth (8th) day following my execution and non-revocation of this Release.

I agree to return all Company property to the Company by the time that I return this Release to the Company with my signature. This includes all equipment, materials, data, computer files, product, and any other property, whether physical or intellectual that belongs to the Company and is in my possession that is not included as part of the above-referenced Severance Payments.

I understand that I receive the Severance Payments in exchange for my signing this Release, and that I would not have otherwise been entitled to the Severance Payment had I not agreed to the terms laid out in this document.

I agree that if any part of this Release is found to be unenforceable by law that the remaining portions will continue to be in force to the fullest extent permissible by law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.  The parties hereby irrevocably and unconditionally submit in any legal action or proceeding arising out of or relating to this Agreement to the exclusive jurisdiction of the courts located in Utah County, State of Utah, U.S.A., or the United States District Court for the District of Utah and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court.

I agree and accept with the understanding that I will be legally bound by the above:

                                                                                                            Date:
Paul V. Burgon

On Behalf of SWK Holdings Corporation

                                                                                                             Date:
Name:
Title:

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EXHIBIT B

Form of Restricted Stock Award Agreement

SWK HOLDINGS CORPORATION
2010 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of _________, 2012 (the “Date of Grant”), is made by and between SWK Holdings Corporation, a Delaware corporation (the “Company”), and Paul V. Burgon (the “Grantee”).

WHEREAS, pursuant to the 2010 Equity Incentive Plan, as amended (the “Plan”), the Company may grant shares of restricted common stock, par value $0.001 per share; and

WHEREAS, the Company desires to grant to the Grantee the Restricted Stock as set forth herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                      Grant of Restricted Stock

(a)          Grant of Restricted Stock. The Company hereby grants to the Grantee 375,000 shares of restricted stock (the “Restricted Stock”) upon the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)          Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.                      Terms and Conditions of Award

The grant of Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)           No Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall not possess any incidents of ownership of the shares of Restricted Stock until the vesting thereof, including, but not limited to, voting or dividend rights.

(b)           Restrictions.  The Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Period (the “Restriction”).  Any attempt to dispose of any Restricted Stock in contravention of the restriction, this Agreement and the provisions of the Plan shall be null and void and without effect.  For the purposes of this Agreement, the term “vested” shall mean the lapse of the above restriction with respect to such shares of Restricted Stock.

(c)           Certificate; Book Entry Form; Legends.  The Company shall issue the shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Restricted Stock.  Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legends:

“THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE “RESTRICTIONS”), CONTAINED IN THE 2010 EQUITY INCENTIVE PLAN OF SWK HOLDINGS CORPORATION, AS AMENDED, AND THE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED HOLDER AND THE COMPANY.  ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.”

(d)           Lapse of Restrictions.  In accordance with the table below, the shares of Restricted Stock shall vest on the first date, if any, before the fifth anniversary hereof that the average closing price of the Common Stock as reported on the Over-the-Counter-Bulletin Board (or such other exchange or quotation system on which the Common Stock is listed or traded) for the 60 consecutive calendar days ending on such date (“Average Price”) is greater than or equal to the Share Price set forth in the table below:

Number of  Shares Vested                                                Share Price
      125,000                                                                           $1.66
      125,000                                                                           $2.07
      125,000                                                                           $2.49

The Restricted Stock shall vest if and to the extent provided in this Section 2(d), whether or not the Grantee is employed by or performing services for the Company.

(e)           Upon the vesting of any shares of Restricted Stock, the Company shall, as applicable, either remove the notations on any such shares of Restricted Stock issued in book-entry form or deliver to the Grantee or the Grantee’s personal representative a stock certificate representing a number of shares of Common Stock, free of the restrictive legend described in Section 2(c), equal to the number of vested shares of Restricted Stock.  If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of Common Stock.  Upon such vesting, the Common Stock may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect thereto under the Securities Act of 1933, as amended (the "Act"), unless sold pursuant to Rule 144 of the Act or unless such sale, pledge hypothecation or transfer is otherwise exempt from registration under the Act and applicable state securities laws.

(f)            Notwithstanding anything to the contrary in this Agreement, all shares of Restricted Stock that have not vested on or before the fifth anniversary hereof shall be forfeited.  Shares of Restricted Stock forfeited pursuant to this Section 2(f) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares.  If certificates for any such shares containing restrictive legends shall have theretofore been delivered to the Grantee (or his/her legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

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(g)           Income Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock (whether in connection with the vesting of the Restricted Stock, the making of an election under Section 83(b) of the Code in connection with the grant of the Restricted Stock as described in Section 2(f), or otherwise), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock.  Such payment may be made by any of, or a combination of, the following methods: (w) cash or check; (x) out of any amounts otherwise owing by the Company to the Grantee; (y) if permitted by the Committee in its discretion, surrender of other shares of Common Stock of the Company which (A) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been held by the Grantee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (B) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; or (z) if permitted by the Committee in its discretion, by electing to have the Company withhold or otherwise reacquire from the Grantee Shares of Restricted Stock that vest pursuant to the terms hereof having a Fair Market Value equal to the minimum statutory amount required to be withheld in connection with the vesting of such Shares.  For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  All elections by the Grantee to have Shares withheld or repurchased to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(i)	the election must be made on or prior to the applicable Tax Date;

(ii)	once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

(iii)	all elections shall be subject to the consent or disapproval of the Committee; and

(iv)
 if the Grantee is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(h)           Section 83(b) Election. The Grantee hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the shares of Restricted Stock (less any purchase price paid for the shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the grant of such Restricted Stock. The Grantee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Grantee.

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Section 3.                      Miscellaneous

(a)           Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Executive Officer and the Chief Financial Officer of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to such other address as may be designated in writing by the Grantee.

(b)           Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(c)           Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(d)           Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(e)           Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(f)           Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(g)           Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(h)           Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(i)           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Date of Grant.

SWK HOLDINGS CORPORATION By: __________________________ Its: __________________________ _____________________________ Name: Paul V. Burgon Address:

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